EXHIBIT 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000, except as to Note 12, which is as of February 14, 2000, relating to the financial statements, which appears in Net
      Perceptions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


      /s/ PricewaterhouseCoopers LLP

      PricewaterhouseCoopers LLP
      Minneapolis, Minnesota
      April 6, 2000